UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2007

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street Indianapolis, Indiana	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Celadon Group, Inc., a Delaware corporation (the “Company”), met (a) to determine the award of equity compensation for certain named executive officers and other employees under the Company’s 2006 Omnibus Incentive Plan, (b) to revise the compensation of our non-employee directors, and (c) to review salary compensation for certain named executive officers. The Committee reviewed and approved the following compensation arrangements:

EXECUTIVE EQUITY COMPENSATION

Kenneth Core and Sergio Hernandez, two of our named executive officers, and other employees received restricted stock awards on January 31, 2007. The restricted stock awards are subject to certain performance vesting targets tied to achievement of at least ninety percent (90%) of the annual budget, as approved by our Board of Directors for the applicable year. The grants are intended to be “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code; however the amounts eligible to vest for achievement of the fiscal 2007 goal may not qualify.

The restricted stock awards will vest upon the achievement of the performance target for the applicable year beginning with fiscal 2007. In the event a performance target is not met, the restricted stock that otherwise would have vested instead will be forfeited. The restricted stock awards contain additional forfeiture provisions as determined by the Committee at the date of grant.

The following table sets forth the awards to each of Kenneth Core, Sergio Hernandez, and other recipients as a group.

Name and Position	Restricted Stock Awards

Kenneth Core Vice President and Secretary	3,000

Sergio Hernandez Vice President-Mexico	2,000

All Other Recipients	55,000

Total	60,000

NON-EMPLOYEE DIRECTOR COMPENSATION

Effective January 31, 2007, we adopted a new compensation program for our three non-employee directors, with target annual compensation of approximately $100,000 per director. We established cash compensation of $35,000, plus $2,500 for serving as a committee chair and $5,000 for serving as lead director. There are no meeting or committee membership fees. In addition, we established equity compensation of approximately $65,000 (rounded to the nearest share). For fiscal 2007 and 2008, the equity compensation will consist of approximately $19,333 in financial statement value (based on a Black-Scholes calculation) of stock options granted in fiscal 2005 that will vest in fiscal 2007 and 2008, plus a number of shares of restricted stock equal to $45,667 divided by the stock price on the date of grant. Under this arrangement, our non-employee directors, Anthony Heyworth, Chris Hines, and Michael Miller, received restricted stock awards in the amount of 2,720 shares of the Company’s common stock on January 31, 2007. The restricted stock awards will vest entirely on the date of the next Annual Meeting of Stockholders of the Company. The shares must be held for a minimum of two years following the vesting date so long as the recipient remains a director. Future grants are expected to be made on the date of the annual meeting.

EXECUTIVE SALARY COMPENSATION

On January 31, 2007, the Committee approved salary increases for Thomas Glaser, the Company’s President and Chief Operating Officer, and Paul Will, the Company’s Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary. The salary for each was increased from an annualized $225,000 to $237,000, effective April 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: February 6, 2007	By:	/s/ Stephen Russell
Stephen Russell
Chairman and Chief Executive Officer